Exhibit 99.1

VOXX International to be Acquired by Gentex Corporation in

All-Cash Transaction for $7.50 per Common Share

Transaction Implies 163% Premium Over the Unaffected Stock Price Prior to the

August 27, 2024 Announcement that the Board was exploring Strategic Alternatives

ORLANDO, FL.— December 18, 2024 — VOXX International Corporation (NASDAQ: VOXX) (“VOXX” or the “Company”), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, as well as strategic joint ventures including biometrics, today announced that VOXX and Gentex Corporation (NASDAQ: GNTX) (“Gentex”) have entered into a definitive agreement and plan of merger (“Merger Agreement”) for Gentex to acquire VOXX in an all-cash transaction. Under the terms of the Merger Agreement, Gentex will acquire all of the issued and outstanding shares of VOXX common stock not already owned by Gentex for $7.50 per share, representing an aggregate enterprise value of approximately $196 million.

The $7.50 per share merger consideration represents a premium of approximately 163% to the Company’s unaffected closing Class A common stock price of $2.85 on August 26, 2024, the last trading day before VOXX publicly announced that its Board of Directors was conducting an exploration of strategic alternatives in an effort to maximize stockholder value, as well as the public disclosure that Gentex had made an unsolicited proposal to acquire VOXX at $5.50 per share. After several months of a robust sales process led by a transaction committee of directors unaffiliated with Gentex, working with the committee’s independent financial advisor, Solomon Partners, and meeting with an extensive field of prospective purchasers, both strategic and financial, the transaction was approved unanimously by the Company’s transaction committee and by the disinterested members of its Board of Directors.

Ari Shalam, Chairman of the board of directors of VOXX, stated “the transaction with Gentex ensures a seamless transition for our brands, employees, customers and partners. After a thorough and exhaustive sales process, the disinterested members of the board, the transaction committee and I unanimously support this decision, believing that it represents the best and most reliable path forward to maximize value for all VOXX stockholders. My father, John Shalam, who founded VOXX 60 years ago, and I are incredibly proud of the legacy we have built and the remarkable accomplishments of the VOXX team. We are confident that under Gentex’s stewardship, VOXX’s legacy will continue to thrive for the benefit of our stakeholders.”

Simultaneously with the execution of the merger agreement, John and Ari Shalam, along with certain family members, entered into a voting agreement pursuant to which they agreed to vote their shares of common stock in favor of the proposed merger, with such voting obligation terminating should the Merger Agreement be validly terminated or the Board of Directors or transaction committee making a recommendation adverse to the Merger Agreement and the merger. The Shalam family beneficially own 1,935,898 shares of Class A common stock and 2,260,954 shares of Class B common stock, representing approximately 57% of the outstanding voting power of the Company’s common stock. The Shalam family will receive the same $7.50 per share merger consideration for their shares of Class A and Class B common stock as other VOXX stockholders, demonstrating their full alignment with other VOXX stockholders.

The proposed transaction, which was approved by VOXX’s Board of Directors, acting on the unanimous recommendation of a transaction committee of the Board of Directors comprised entirely of directors unaffiliated with Gentex, is expected to close during the first quarter of calendar year 2025. The proposed transaction is subject to stockholder approval, receipt of anti-trust regulatory approvals and other customary closing conditions.

Advisors

Solomon Partners is serving as financial advisor to the Transaction Committee of the Board of Directors of VOXX, and Bryan Cave Leighton Paisner LLP is serving as its legal counsel. Stopol & Camelo, LLP acted as legal counsel to VOXX. Jones Day is serving as legal counsel and Acropolis Advisors are serving as financial advisor to Gentex and its Board of Directors.

About VOXX
VOXX International (NASDAQ: VOXX) has grown into a worldwide leader in the Automotive Electronics and Consumer Electronics industries. Over the past several decades, VOXX has built market-leading positions in in-vehicle entertainment and automotive security, as well as in a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com.

About Gentex

Founded in 1974, Gentex Corporation is a leading supplier of digital vision, connected car, dimmable glass and fire protection technologies. For additional information, visit Gentex’s web site at www.gentex.com.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information Regarding the Merger and Where to Find It

This communication relates to the proposed merger involving the Company, Gentex and a wholly-owned subsidiary of Gentex (“Merger Sub”), whereby Merger Sub shall be merged with and into the Company (the “proposed merger”), with the Company as the surviving corporation and a wholly-owned subsidiary of Gentex. The proposed merger will be submitted to the stockholders of the Company for their consideration at a special meeting of the stockholders. In connection therewith, the Company intends to file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement on Schedule 14A (the “definitive proxy statement”) which will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available, together with a proxy card, and a transaction statement on Schedule 13E-3 that will be filed jointly with Gentex. The Company and Gentex may also file other relevant documents with the SEC regarding the proposed merger. INVESTORS AND STOCKHOLDERS ARE URGED, PRIOR TO MAKING ANY INVESTMENT OR VOTING DECISION, TO READ THE DEFINITIVE PROXY STATEMENT, SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Stockholders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto, the Schedule 13E-3 filing and other documents containing important information about the Company, Gentex and the proposed merger, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Free copies of the documents filed with the SEC can also be obtained on the Company’s website at www.voxxintl.com.

This communication may be deemed to be solicitation material in respect of the proposed merger contemplated by the Merger Agreement.

Certain Information Regarding Participants in the Solicitation

The Company, Gentex and certain of their directors, executive officers and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the Company’s directors and executive officers is contained in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on June 10, 2024. Information regarding Gentex’s directors and executive officers is contained in the Gentex’s definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 4, 2024, and Gentex’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 22, 2024.

Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement, Schedule 13E-3 and other relevant documents filed with the SEC regarding the proposed merger, if and when they become available. Free copies of these materials may be obtained as described in the preceding paragraph.

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements: (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its shares of common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company, and the receipt of certain governmental and regulatory approvals in a timely manner or at all or that such approvals may be subject to conditions that are not anticipated, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the risk of litigation and/or regulatory actions related to the proposed merger or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future, (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally, (viii) the risk that the Company’s business will be adversely impacted during the pendency of the acquisition, (ix) significant transaction costs, and (x) risks related to disruption of management attention from ongoing business operations due to the proposed merger. Readers are advised to carefully consider the foregoing risk factors and the other risks and uncertainties that affect the businesses of the Company described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 2024, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports the Company files with the SEC.

Investor Relations Contact:

Glenn Wiener, President & CEO

GW Communications (for VOXX)

Email: gwiener@gwcco.com